UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2025, the Company received written notification (the “Delisting Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s common stock will be delisted from Nasdaq and trading in the Company’s shares will be suspended at the open of trading on February 4, 2025.

As previously reported, on May 28, 2024, the Company received a notification from the Listing Qualifications Staff of Nasdaq notifying the Company that it no longer complied with the $1.00 per share minimum requirement for continued listing under Nasdaq Listing Rule 5450(a)(1). Also as previously reported, on November 21, 2024, the Company received an additional notification from the Listing Qualifications Staff of Nasdaq notifying the Company that its amount of stockholders’ equity had fallen below the $2,500,000 minimum requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), or the alternatives of market value of listed securities or net income from continuing operations.

In connection with the delisting and suspension, the Company expects that Nasdaq will file a Form 25 with the Securities and Exchange Commission (the “SEC”) in accordance with Nasdaq Listing Rule 5830 and Rule 12d2-2 promulgated under the Securities Exchange Act of 1934, as amended, after applicable appeal periods have lapsed.

As a result of the suspension in trading and expected delisting, the Company expects that its common stock will begin trading publicly on the OTC Pink Open Market under its existing symbol “VIRX”.

The OTC Pink Open Market is a significantly more limited market than the Nasdaq, and quotation on the OTC Pink Open Market will likely result in a less liquid market for existing and potential holders of the Company’s common stock to trade such securities and could further depress the trading price of the common stock. The Company can provide no assurance that its common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of its common stock on this market, or whether the trading volume of its common stock will be sufficient to provide for an efficient trading market for existing and potential holders of its common stock.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the expected filing of the Form 25 by Nasdaq, the Company’s expectations that its common stock will begin trading on the OTC Pink Open Market under its existing symbol “VIRX”, and the Company’s expectations regarding the impact of its common stock trading on the OTC Pink Open Market. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024. You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc.

Date:	January 31, 2025	By:	/s/ Michael Faerm
Michael Faerm Chief Financial Officer